Exhibit 10.2

CC Neuberger Principal Holdings II

200 Park Avenue, 58th Floor

New York, NY 10166

December 9, 2021

Neuberger Berman Opportunistic Capital Solutions Master Fund LP

c/o Neuberger Berman Investment Advisers LLC

1290 Avenue of the Americas

New York, New York 10104

Letter Agreement re: Forward Purchase Agreement and Backstop Agreement

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Forward Purchase Agreement, dated as of August 4, 2021 (the “Forward Purchase Agreement”), by and among CC Neuberger Principal Holdings II, a Cayman Islands exempted limited company (“CCNB”) and Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted limited partnership (“Purchaser”), pursuant to which Purchaser has agreed, subject to the terms and conditions set forth therein, to purchase from CCNB the Forward Purchase Shares for the FPS Purchase Price and (b) that certain Backstop Agreement, dated as of November 16, 2020 (the “Backstop Agreement”), by and between CCNB and Purchaser, pursuant to which Purchaser has agreed, subject to the terms and conditions set forth therein, to purchase from CCNB the Backstop Purchase Shares for the BPS Purchase Price. Unless otherwise provided herein, capitalized terms used but not defined in this letter agreement shall have the meanings ascribed to such terms in the Forward Purchase Agreement or the Backstop Agreement, as applicable.

Simultaneously with the execution of this letter agreement, CCNB has entered into that certain Business Combination Agreement, by and among CCNB, Vector Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB (“New CCNB”), Vector Merger Sub 1, LLC, a Delaware limited liability company (“G Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company (“G Merger Sub 2”), Vector Domestication Merger Sub, LLC, a Delaware limited liability company (“Domestication Merger Sub”), Griffey Global Holdings, Inc., a Delaware corporation (the “Company”), and the other parties thereto (as the same may be amended, modified or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (a) (i) on the Business Day (as defined in the Business Combination Agreement) prior to the Closing, New CCNB will convert into a Delaware corporation with a certificate of incorporation (the “New CCNB Pre-Closing Certificate of Incorporation”) in a form consistent with the articles of incorporation of CCNB prior to the Domestication Merger, and (ii) prior to the Closing, on the Closing Date, CCNB will merge with and into Domestication Merger Sub, with Domestication Merger Sub surviving (the “Domestication Merger”) as a direct subsidiary of New CCNB and New CCNB will continue as the public company, (b) on the Closing Date at the Closing, (i) G Merger Sub 1 will merge with and into the Company, with the Company surviving as a subsidiary of Domestication Merger Sub and an indirect subsidiary of New CCNB, and (ii) the Company will merge with and into G Merger Sub 2, with G Merger Sub 2 surviving as a direct subsidiary of Domestication Merger Sub and an indirect subsidiary of New CCNB, (c) on the Closing Date, at the Closing, and following the consummation of the PIPE Investment (as defined in the Business Combination Agreement), New CCNB will amend and restate the New CCNB Pre-Closing Certificate of Incorporation to provide for, among other things, Class A common stock, par value $0.0001 per share (the “New CCNB Class A Common Shares”), and Class B common stock, par value $0.0001 per share (the “New CCNB Class B Common Shares”), which New CCNB Class B Common Shares will be subject to stock price based vesting as contemplated by the Business Combination Agreement and will implement the transactions contemplated by the Side Letter, (d) on the Closing Date (as defined in the Business Combination Agreement), at the Closing (as defined in the Business Combination Agreement), each CCNB Warrant (as defined in the Business Combination Agreement) outstanding immediately prior to the Domestication Merger shall automatically cease to represent a right to acquire CCNB Class A ordinary Shares and shall instead represent a right to acquire New CCNB Class A Common Shares on the same contractual terms and conditions as were in effect immediately prior to the Domestication Merger in accordance with and subject to the terms of the Warrant Assumption Agreement (as defined in the Business Combination Agreement) and (e) on the Closing Date, at the Closing, New CCNB (as successor to CCNB) will consummate the transactions contemplated by the PIPE Investment, Permitted Equity Financing (as defined in the Business Combination Agreement), the Forward Purchase Agreement (as amended by this letter agreement) and the Backstop Agreement (as amended by this letter agreement) (if applicable).

In furtherance of the foregoing transactions to occur pursuant to the Business Combination Agreement (including, without limitation, the Domestication Merger), and pursuant to Section 8(f) of the Forward Purchase Agreement and Section 8(f) of the Backstop Agreement, respectively, (a) CCNB hereby assigns to New CCNB all of CCNB’s right, title and interest in and to the Forward Purchase Agreement and Backstop Agreement (each, as amended hereby) and New CCNB hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of CCNB’s liabilities and obligations under the Forward Purchase Agreement and the Backstop Agreement (each, as amended hereby) arising from and after the execution of this letter agreement, in each case, effective immediately following the completion of the Domestication Merger and conditioned on the occurrence of the Closing, (b) the Purchaser hereby consents to the foregoing assignment of the Forward Purchase Agreement and the Backstop Agreement (each, as amended hereby) by CCNB to New CCNB effective immediately following the completion of the Domestication Merger and conditioned on the occurrence of the Closing, and the assumption of the Forward Purchase Agreement and the Backstop Agreement (each, as amended hereby) by New CCNB from CCNB pursuant to clause (a) above, effective immediately following the completion of the Domestication Merger and conditioned on the occurrence of the Closing, and to the continuation of the Forward Purchase Agreement and the Backstop Agreement (each, as amended hereby) in full force and effect from and after the Domestication Merger, subject at all times to all of the provisions, covenants, agreements, terms and conditions of the Forward Purchase Agreement and the Backstop Agreement (each, as amended hereby) and this letter agreement. As a result of the preceding sentences, (i) all references to “CC Neuberger Principal Holdings II, a Cayman Islands exempted company” in the Forward Purchase Agreement and the Backstop Agreement shall refer instead to “Vector Holding, Inc.”, a Delaware corporation and following the adoption of the New CCNB Certificate of Incorporation, Getty Images Holdings, Inc., a Delaware corporation. As a result thereof, all references to the “Company” in the Forward Purchase Agreement and the Backstop Agreement shall be references to “Vector Holding, Inc.”, and following the adoption of the New CCNB Certificate of Incorporation, Getty Images Holdings, Inc., rather than to CC Neuberger Principal Holdings II, (ii) all references to “Class A ordinary share” in the Forward Purchase Agreement and the Backstop Agreement shall refer instead to “Class A common share”. As a result thereof, all references to “Class A Share(s)” in the Forward Purchase Agreement and the Backstop Agreement shall be references to New CCNB Class A Common Shares rather than to CCNB Class A Ordinary Shares and (iii) all references to “Class B ordinary share” in the Forward Purchase Agreement and the Backstop Agreement shall refer instead to “Class B common share”, in each case other than with respect to any representation or warranty made as of the date of such agreement or any provisions regarding the Trust Account or the calculation of redemptions with respect thereto.

In accordance with Section 1(a)(i) of the Forward Purchase Agreement, the Purchaser hereby notifies CCNB and New CCNB that $200,000,000 has been allocated to the Forward Purchase Agreement and New CCNB and CCNB hereby agree that this notification shall serve as the Allocation Notice under the Forward Purchase Agreement, and irrevocably waive the notice period provided in the Forward Purchase Agreement for delivering the Allocation Notice. As a result, the Purchaser, CCNB and New CCNB acknowledge and agree that the number of Forward Purchase Shares is 20,000,000, the number of Forward Purchase Warrants is 3,750,000 and the FPS Purchase Price is $200,000,000. For the avoidance of doubt, each of the parties hereto hereby agrees that (a) the Forward Purchase Shares shall be allocated by New CCNB to the Purchaser in the form of New CCNB Class A Common Shares and (b) the Forward Purchase Warrants shall be allocated by New CCNB to the Purchaser in the form of a right to acquire New CCNB Class A Common Shares on the same contractual terms and conditions as were in effect immediately prior to the Domestication Merger under the terms of the Forward Purchase Agreement (as amended hereby).

In addition, (a) the Purchaser hereby (i) irrevocably confirms that the condition set forth in Section 6(a)(ii) of the Forward Purchase Agreement has been satisfied and will continue to be satisfied as of the FPS Closing and the Closing (as defined in the Business Combination Agreement) and (ii) waives and deems satisfied the condition set forth in Section 6(a)(iii) of the Forward Purchase Agreement and agrees that such condition will continue to be waived and deemed satisfied as of the FPS Closing and the Closing and (b) CCNB hereby agrees that the representation set forth in Section 2(o) of the Forward Purchase Agreement shall be disregarded for purposes of determining if the condition set forth in Section 6(b)(ii) of the Forward Purchase Agreement has been satisfied.

Each of CCNB, New CCNB and the Purchaser agrees that, without the prior written consent of the Company, the Forward Purchase Agreement, the Backstop Agreement and this letter agreement may not (i) be assigned by either party thereto or hereto except, in the case of the Forward Purchase Agreement or Backstop Agreement to Affiliates (as defined in the Business Combination Agreement) of the Purchaser, in accordance with its terms or (ii) be terminated or amended, modified or supplemented, nor any right of CCNB or New CCNB thereunder waived, in each case, until the earlier of (A) the FPS Closing or the BPS Closing, as applicable, or (B) valid termination of the Business Combination Agreement pursuant to Article X thereof, or (C) valid termination of the Forward Purchase Agreement pursuant to Section 7(b)(ii) thereof or the Backstop Agreement pursuant to Section 7(b)(ii) thereof.

Further, the Purchaser hereby irrevocably waives the covenants of CCNB set forth in Section 5(b) and 5(c) of the Forward Purchase Agreement, and hereby agrees that such covenants shall be disregarded for purposes of determining if the conditions set forth in Section 6(a) of the Forward Purchase Agreement have been satisfied, unless the corresponding condition with respect to such corresponding covenants in the Business Combination Agreement have been waived by the Company in accordance with the Business Combination Agreement (in which case such covenants shall not be so disregarded).

Notwithstanding anything to the contrary set forth in the Forward Purchase Agreement or the Backstop Agreement, as applicable, the Company shall be entitled to enforce, through an action of specific performance or otherwise, CCNB’s or New CCNB’s, as applicable, right to cause the Purchaser to fund the FPS Purchase Price and purchase the Forward Purchase Shares or fund the BPS Purchase Price and purchase the Backstop Purchase Shares, as applicable, and to enforce the prohibition on assignment, termination, amendment, modification or supplementation of this letter agreement, in each case, subject to the terms and conditions Forward Purchase Agreement or Backstop Agreement, as applicable. The Company shall not be required to provide any bond or other security in connection with any such equitable remedy; provided in no event will the Company have any claim for monetary damages against the Purchaser hereunder or thereunder.

Except as expressly provided herein, the terms and conditions of the Forward Purchase Agreement and the Backstop Agreement shall remain in full force and effect.

If the Business Combination Agreement is terminated in accordance with Article X thereof, the Forward Purchase Agreement is terminated in accordance with Section 7(b)(ii) thereof or the Backstop Agreement is terminated in accordance with Section 7(b)(ii) thereof, this letter agreement shall automatically terminate and be of no further force or effect, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, the Business Combination Agreement, the Forward Purchase Agreement or the Backstop Agreement, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, except for any liability on the part of CCNB or New CCNB for a Willful Breach of this letter agreement prior to the date of termination or Fraud.

This letter agreement, together with the Forward Purchase Agreement or Backstop Agreement, as appropriate, and any documents, instruments and writings that are delivered pursuant thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. The provisions of Sections 8(a), 8(e)-(r) of the Backstop Agreement, as appropriate, shall apply mutatis mutandis.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, CCNB, New CCNB and Purchaser have duly executed this letter agreement as of the date first written above.

CCNB:

CC NEUBERGER PRINCIPAL HOLDINGS II

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Authorized Signatory

NEW CCNB:

VECTOR HOLDING, LLC

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Authorized Signatory

PURCHASER:

NEUBERGER BERMAN OPPORTUNISTIC CAPITAL SOLUTIONS MASTER FUND LP

By: Neuberger Berman Investment Advisers LLC
Its: Investment Adviser

By:	/s/ Charles Kantor
Name: Charles Kantor
Title: Managing Director

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Charles Kantor
Name: Charles Kantor
Title: Managing Director

[Signature Page to Letter Agreement]